CREDIT AGREEMENT between Brandywine Investment Associates Limited Partnership and TJJ Corporation Dated as of: September 12, 2002

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of September 12, 2002, is made by and between Brandywine Investment Associates Limited Partnership (the "Borrower"), a Maryland limited partnership with its principal place of business c/o Interstate General Company, L.P., 222 Smallwood Village Center, Waldorf, MD 20602, and TJJ Corporation (the "Lender"), a Massachusetts corporation, with a place of business at 50 Salem Street, Lynnfield, Massachusetts, 01940.

WHEREAS, the Borrower owns approximately 277 acres of land in Prince Georges County, Maryland, as more particularly described on Exhibit A hereto (the "Property"), on a portion of which the Borrower intends to develop and sell approximately 914 residential lots in one or more transactions; and

WHEREAS, IGCLP (as hereinafter defined) has made advances to the Borrower in the aggregate amount of approximately $7,300,000, a portion of which will be repaid from the proceeds of the credit facilities to be provided pursuant to this Agreement.

WHEREAS, the Lender is willing to extend the foregoing credit facilities to the Borrower, provided that the Borrower agrees to the following terms and conditions.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Lender agree as follows:

ARTICLE I
CERTAIN DEFINITIONS AND ACCOUNTING TERMS

Section 1.01. Defined Terms. As used in this Agreement or in any certificate or opinion delivered in connection with this Agreement, the following terms shall have the following meanings:

"Agreement" shall mean this Credit Agreement, as the same may be amended from time to time.

"Borrower" shall mean Brandywine Investment Associates Limited Partnership.

"Business Day" shall mean any day which is not a Saturday, Sunday or a legal holiday on which banks in Boston, Massachusetts are open for business.

"Buyer" shall mean Washington Homes, Inc., a Delaware corporation.

"Buyer's Contracts" shall mean that (i) that certain Purchase Contract dated as of February 21, 2002 by and between Borrower, as seller, and Buyer, as buyer, pursuant to which Buyer has agreed to purchase, and Borrower has agreed to sell, portions of the Property (containing approximately 256 acres in the aggregate for development into approximately 855 residential lots) at certain times more particularly identified therein, and on the terms and conditions set forth therein (ii) that certain Lot Purchase and Development Agreement, executed on or about September 14, 2001 (by the Borrower) and September 25, 2001 (by the Buyer), by and between Borrower, as seller, and Buyer, as buyer, pursuant to which Buyer has agreed to purchase, and Borrower has agreed to sell, portions of the Property (for development into approximately 60 single-family residential lots), on the terms and conditions set forth therein, each as amended through the date hereof.

"Cash Flow" shall mean, for any period, the Borrower's income for such period from whatever source (after actual and reasonable expenses incurred during such period in connection with the ownership and development of the Property in accordance with the Buyer's Contracts, and other costs and expenses not yet incurred for which reasonable reserves are established, all consistent with Borrower's development budget that has approved by Lender, and which is subject to change from time to time with Lender's approval), less (i) the amount of the Borrower's monthly interest payment then due and payable to Senior Lender, (ii) the amount of the Borrower's principal payments or other amounts then due and payable to Senior Lender pursuant to the Senior Loan Documents, and (iii) the amount of the Borrower's monthly Base Interest payment calculated pursuant to Section 2.03(a) hereof.

"Charter" shall mean the Articles of Organization or other organizational document of an entity referred to, in each case as amended to date.

"Commitment Amount" shall mean Four Million Dollars ($4,000,000.00).

"Commitment Fee" shall mean Forty Thousand Dollars ($40,000.00).

"Event of Default" shall mean any of the events specified in Section 9.01 hereof.

"Exit Fee" shall mean an amount equal to one percent (1%) of any principal amount repaid to Lender hereunder, up to an aggregate maximum fee of Forty Thousand Dollars ($40,000.00). The Exit Fee (or pro-rata portion thereof) will be paid to Lender at the time of any payment of principal, based upon the amount of principal so paid.

"Fiscal Year" shall mean the fiscal year of the Borrower which shall end on each December 31.

"GAAP" shall mean United States generally accepted accounting principles as defined by controlling pronouncements of the Financial Accounting Standards Board, as from time to time supplemented and amended.

"Guaranties" shall mean those certain Guaranties of even date by the Guarantors of the Obligations.

"Guarantors" shall mean (i) Interstate General Company, L.P. ("IGCLP"), pursuant to a separate instrument of guaranty, (ii) Interstate Business Corporation ("IBC"), pursuant to a separate instrument of guaranty, and (iii) IGCLP and James J. Wilson, individually, pursuant to a separate Environmental Indemnification Agreement.

"Indebtedness" shall mean the total of all obligations of a Person, whether current or long-term, which in accordance with GAAP would be included as liabilities upon such Person's balance sheet at the date as of which Indebtedness is to be determined, and shall also include guaranties, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, whether by agreement to purchase or otherwise acquire the obligations of others, including any agreement, contingent or otherwise, to furnish funds through the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

"Lending Fee" shall mean that amount which is necessary, at each time that principal hereunder is repaid, to bring Lender's return, based on the amount of such payment, to an internal rate of return ("IRR") of twenty-five percent (25%) as of the date of repayment. The computation of Lender's IRR shall include all interest payments (both Base Interest and Additional Interest), repayment of principal, plus the Lending Fee. Payments will be allocated proportionately between principal, Additional Interest and the Lending Fee in order to arrive at such agreed upon return, all as more particularly illustrated on Schedule I.

"Loan Documents" shall mean any and all documents, instruments and/or agreements executed or delivered by Borrower or any Guarantor or any other party (other than Lender) in connection with the Term Loan, including without limitation this Credit Agreement, the Note, and the Guaranties.

"Maturity Date" shall mean September 30, 2005.

"Note" shall mean the Term Note.

"Person" shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

"Principal Office" shall mean the principal place of business of the Lender, now located c/o Interstate General Company, L.P., 222 Smallwood Village Center, Waldorf, MD 20602.

"Security Instrument" shall mean the Guaranties and any other instrument given to Lender to secure the obligations of Borrower hereunder, and any amendment, substitution or modification thereof.

"Senior Lender" shall mean Mercantile Mortgage Corporation, a Maryland corporation, and its successors and assigns.

"Senior Lender Interest Expense" shall mean, for any period, the aggregate amount of interest and other charges due and payable by the Borrower during such period on the Senior Lender Indebtedness pursuant to the Senior Loan Documents.

"Senior Loan Documents" shall mean that certain Loan Agreement between IGCLP and Senior Lender, dated as of July 26, 1999, as amended by a First Modification Agreement between IGCLP, the Borrower and the Senior Lender dated August 16, 2002, and all promissory notes, guaranties, pledge agreements, mortgages, deeds of trust, and other documents, agreements, exhibits, annexes and schedules executed and/or delivered (whether by IGCLP or another party or parties) in connection therewith, as such documents may be amended or modified in accordance with the terms thereof, and all related agreements, consents, leases, instruments, certificates, opinions and other documents.

"Subsidiary" shall mean any corporation or other entity of which the Borrower and/or any of its subsidiaries, directly or indirectly, owns, or has the right to control or direct the voting of, fifty (50%) percent or more of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances).

"Term Loan" shall mean the loan made by the Lender pursuant to Article II.
"Term Note" shall mean the promissory note of the Borrower in the form of Exhibit B attached hereto.

"Working Capital Advances" shall mean any funds advanced by either IGCLP or its affiliate IBC to Borrower subsequent to the date hereof for bona fide development and/or interest costs of the project described in the Buyer's Contracts consistent with the approved project budget from time to time. For this purpose, (i) interest costs includable in Working Capital Advances shall not include the amount of any Base Interest accrued or payable by Borrower to Lender hereunder from the date hereof through December 31, 2003, and (ii) development costs may include salaries and overhead of IGCLP, to the extent properly allocable to the Brandywine project, subject to Section 6.6(b) of the Borrower's limited partnership agreement as of the date hereof. In no event, however, shall any such salary or overhead inclusion in development costs exceed Thirty-five Thousand Dollars ($35,000) in any calendar quarter. The Borrower shall advise Lender at each time that a Working Capital Advance is made, including the amount thereof, the proposed use of the proceeds, and the commercially reasonable terms of repayment.

Section 1.02. Use of Defined Terms. Any defined term used in the plural preceded by the definite article shall include all members of the relevant class. Any defined term used in the singular preceded by "any" shall include any number of the members of the relevant class.

Section 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistently applied on the basis used by the concerned entity in prior years.

ARTICLE II
TERM LOAN

Section 2.01. Term Loan. Subject to the terms and conditions hereof, Lender hereby agrees to make a term loan (the "Term Loan") to the Borrower in the principal amount of the Commitment Amount, the proceeds of which loan shall be used to reduce by not more than Four Million Dollars ($4,000,000.00) Borrower's indebtedness to IGCLP.

Section 2.02. Term Note. The Term Loan shall be evidenced by the Term Note, dated as of the date hereof, payable to the order of the Lender.

Section 2.03. Interest.

(a) Base Interest. Base Interest on the outstanding principal of the Term Loan shall accrue at the rate of 12% per annum, based on a year of 360 days, for the number of days actually elapsed. Base Interest shall be payable monthly in arrears on the first day of each month, commencing with the first day of the first month after the date hereof, and on the Maturity Date.

(b) Additional Interest. Additional Interest on the outstanding principal of the Term Loan shall accrue at the rate of 3% per annum, based on a year of 360 days, for the number of days actually elapsed. Additional Interest shall be compounded monthly and accrue until the same becomes due and payable. Additional Interest accrued and outstanding shall be payable at the time of any payment of principal hereunder (as to such principal only), and otherwise shall be payable on the Maturity Date.

(c) Overdue principal and, to the extent permitted by law, interest, including both Base Interest and Additional Interest, due and payable on the Term Loan shall bear interest at a fluctuating rate per annum which at all times shall be equal to the then applicable rate of interest plus four percent (4%) (but in no event in excess of the maximum rate permitted by then applicable law), payable on demand.

Section 2.04. Repayment of Term Loan.

(a) To the extent that during any month while any portion of the Term Loan remains unpaid, the Borrower has Cash Flow in excess of zero, such excess Cash Flow shall be paid to Lender on the last day of such month. Payments shall be applied (i) first to costs and expenses of Lender reasonably incurred in collecting any amounts hereunder, then (ii) to Base Interest (if any) then due and payable, (iii) then to repayment of any Working Capital Advances then outstanding, (iv) then to reduction of the outstanding principal balance of the Term Loan, (v) then to Additional Interest due (based on the principal amount so paid), then (vi) to the Lending Fee (based on the principal amount so paid), and (vii) finally to the Exit Fee (based on the principal amount so paid). Any payments applied to items (iv)-(vii) shall be allocated as shown on Schedule I, based upon the month in which such payment is received.

(b) All outstanding principal and interest (including any unpaid Base Interest and Additional Interest), together with the Exit Fee and Lending Fee, owed under this Agreement and not theretofore paid shall be due and payable without notice or demand on the Maturity Date.

Section 2.05. Prepayment of Term Loan. Except as otherwise provided for herein, Borrower shall have the right to prepay the Term Loan incurred by it in whole or in part from time to time without premium or penalty. Notwithstanding the foregoing, the Borrower shall not have the right to prepay this Loan in part until the first anniversary of the date hereof. The Term Loan may be prepaid in full prior to the first anniversary of the date hereof, provided that the Borrower shall also pay a prepayment fee (but not a penalty) equal to the then net present value (computed at the rate payable on 10-year United States Treasury notes at the time of prepayment) of all amounts (including without limitation Base Interest, Additional Interest, Exit Fee and Lending Fee) that the Lender would have received had the Term Note been paid in full on the first anniversary of the date hereof.

ARTICLE III
LOAN PROCEEDS, PAYMENTS AND OTHER GENERAL PROVISIONS

Section 3.01. Use of Loan Proceeds. The proceeds of the Term Loan will be used by the Borrower solely for the purpose set forth in Section 2.01 hereof.

Section 3.02. Payments; Late Payment Fees; Application of Payments. All payments of interest, principal and any other sums payable hereunder and/or under the Note shall be made to the Lender at its Principal Office, in immediately available funds. All payments received by the Lender after noon on any day shall be deemed received as of the next succeeding Business Day. A late fee of five percent (5%) will be charged on any payment required to be made pursuant to this Agreement which is not received by the Lender on or before three (3) days after the date such payment is due. All monies received by the Lender hereunder shall be applied first to fees, charges, costs and expenses payable to the Lender under this Agreement, next to interest then accrued on account of the Term Loan and last to the principal balance of the Term Loan.

Section 3.03. Payment on Non-Business Days. Whenever any payment to be made to the Lender hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and interest payable on each such date shall include the amount thereof which shall accrue during the period of such extension of time.

Section 3.04. Notice of Prepayments. Notice of any prepayment of principal to be made by the Borrower to the Lender pursuant to any provision of this Credit Agreement, whether such prepayment is voluntary or involuntary, shall be delivered to the Lender by 12:00 noon on the Business Day immediately preceding the date of such prepayment. Such notice shall specify the amount to be repaid, which shall be apportioned as provided in Schedule I.

ARTICLE IV
SALE OF THE PROPERTY

Section 4.01. Sale of the Property. The Borrower shall have the right to sell the Property (or any portion thereof) in its sole discretion without the consent of the Lender, provided, however, that either (x) the Property (or such portion) is being sold to the Buyer pursuant to the Buyer's Contracts (or to another purchaser of the residential portion of the Property currently subject to the Buyer's Contracts, any such sale to be on terms no less favorable to Borrower and Lender and not in violation of the Buyer's Contracts), or (y) the proceeds to be realized by Borrower from such sale (after payment of all fees, charges, costs, commissions and expenses becoming payable as a result thereof, and payment of all amounts due to the Senior Lender in respect of such sale) shall be sufficient to repay the entire principal amount then outstanding under this Agreement, together with all interest then accrued, the Exit Fee, the Lending Fee and other charges due to Lender. Any other sale of all or any portion of the Property shall require the prior written consent of the Lender.

ARTICLE V
INTENTIONALLY OMITTED

Section 5.01. INTENTIONALLY OMITTED

ARTICLE VI
CONDITIONS OF LENDING

Section 6.01. Conditions Precedent to Term Loan. Prior to the Term Loan hereunder, the Borrower shall deliver to the Lender the following documents, in form and substance satisfactory to the Lender and its counsel:

This Agreement, the Term Note, and all other Loan Documents, agreements and documents which the Lender requests of the Borrower, and which are incident thereto.

The Guaranties, and all other agreements and documents which the Lender requests of the Guarantors, and which are incident thereto.

(c) A favorable written opinion of counsel to the Borrower, in a form reasonably acceptable to Lender and its counsel, as to the legal existence and good standing of Borrower and of each Guarantor, the power of the Borrower and each Guarantor to enter into and perform the Loan Document(s) to which each is a party, and as to the due authorization, execution and delivery and legally binding effect and enforceability of the Loan Documents.

(d) A copy of the executed Buyer's Contracts, certified as true, correct and complete and in full force and effect by the Borrower.

(e) A copy of the appraisal of the Property.

(f) Copies of all Senior Loan Documents, together with any material documents, agreements and information relevant to the Senior Loan and provided by Borrower to Senior Lender.

(g) A copy of the organizational documents of each of the Borrower and Guarantor, including the certificate of limited partnership of each of Borrower and IGCLP and all amendments thereto, certified by the Secretary of State of the jurisdiction(s) in which the Borrower and IGCLP are formed; the articles of organization of IBC and all amendments thereto, certified by the Secretary of State of the jurisdiction in which IBC is formed, and certificates of legal existence and good standing of the Borrower, IGCLP and IBC in the jurisdiction(s) of their respective formation.

(h) Certified copies of the resolutions of General Partner of the Borrower evidencing approval of this Agreement, the Term Note and the other matters contemplated hereby and thereby, together with certified copies of all documents evidencing other necessary corporate action or approvals, if any, with respect to this Agreement, the Term Note and such other matters, including, without limitation, any required approvals of governmental authorities and other Persons. Certified copies of the resolutions of General Partner of the Borrower evidencing approval of this Agreement, the Term Note and the other matters contemplated hereby and thereby, together with certified copies of all documents evidencing other necessary corporate action or approvals, if any, with respect to this Agreement, the Term Note and such other matters, including, without limitation, any required approvals of governmental authorities and other Persons.

(i) Certified copies of the resolutions of the directors of IBC evidencing approval of the IBC Guaranty and the other matters contemplated hereby and thereby, together with certified copies of all documents evidencing other necessary corporate action or approvals, if any, with respect to such Guaranty and other matters, including, without limitation, any required approvals of governmental authorities and other Persons.

(j) Certified copies of the resolutions of the directors of the general partner of IGCLP, evidencing approval of the IGCLP Guaranty and the Environmental Indemnification Agreement, and the other matters contemplated hereby and thereby, together with certified copies of all documents evidencing other necessary corporate action or approvals, if any, with respect to such Guaranty and other matters, including, without limitation, any required approvals of governmental authorities and other Persons.

(k) A certificate, signed by the Secretary or Clerk of the Borrower's General Partner, setting forth the names of the individuals (and identifying their respective offices) authorized to sign this Agreement, the Term Note and any and all certificates, notices and reports referred to herein or therein. Each such certificate shall contain the true signatures of such individuals, and the Lender may conclusively rely on the statements made therein until the Lender shall have received a further certificate of such Secretary or Clerk canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate.

(l) A certificate, signed by the Secretary or Clerk of IBC, setting forth the names of the individuals (and identifying their respective offices) authorized to sign the IBC Guaranty and any and all certificates, notices and reports referred to therein. Each such certificate shall contain the true signatures of such individuals, and the Lender may conclusively rely on the statements made therein until the Lender shall have received a further certificate of such Secretary or Clerk canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate.

(m) A certificate, signed by the Secretary or Clerk of the general partner of IGCLP, setting forth the names of the individuals (and identifying their respective offices) authorized to sign the IGCLP Guaranty and the Environmental Indemnification Agreement, and any and all certificates, notices and reports referred to therein. Each such certificate shall contain the true signatures of such individuals, and the Lender may conclusively rely on the statements made therein until the Lender shall have received a further certificate of such Secretary or Clerk canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate.

(n) Evidence of the existence of the Senior Loan.

(o) The Borrower's audited balance sheets, statements of income and retained earnings and cash flows for the fiscal year ending as of December 31, 2001.

(p) Such other documents, instruments, records, assignments, consents, certificates, opinions, assurances and authorizations as the Lender shall reasonably require.

(q) No material adverse change shall have occurred in the financial condition of the Borrower from that disclosed in financial statements furnished to the Lender pursuant to subsection 6.01(k).

(r) Payment of the Commitment Fee in full.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES; COVENANTS

As an inducement to the Lender to execute this Agreement and to make the Term Loan hereunder to the Borrower, the Borrower hereby represents and warrants to the Lender that:

Section 7.01. Due Formation, Other Activities, etc.

(a) The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Maryland. The Borrower has the legal power and authority to enter into and perform this Agreement, to execute and deliver the Note and to enter into and perform all obligations required of the Borrower by all other instruments and other documents referred to herein to which it is a party, and to fulfill its obligations set forth herein and therein and to carry out the transactions contemplated hereby and thereby. The Borrower has all requisite power to own and operate its properties and to carry on its business as now conducted, and as proposed to be conducted and is duly qualified to do business and in good standing in Maryland. The Borrower has not owned, and does not currently own any property other than the Property (and such personal property, if any, as may be incidental to the use, development and operation of the Property as described in the Buyer's Contract), and the Borrower has not engaged in, and does not currently engage in, any business, venture or any other activity other than the ownership and development of the Property as described in the Buyer Contract. As of the date of this Agreement, the Borrower has no Subsidiaries. The Borrower is not a member of any partnership or joint venture.

(b) Borrower is adequately capitalized to carry on its business and to perform its obligations and pay its debts as they become due.

  The execution, delivery and performance of this Agreement, the Note and the other documents required to be executed by the Borrower pursuant hereto have been duly authorized by all necessary partnership action, will not require the consent of any third party, and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or giving of notice or both, could constitute a default on the part of the Borrower under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document or under any provision of the limited partnership agreement of the Borrower, or will result in the imposition of any lien or encumbrance on any property or assets of the Borrower. This Agreement and the other documents delivered to the Lender by the Borrower pursuant hereto (including, without limitation, the Note) are the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

  There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened, anticipated or contemplated (nor, to the knowledge of the Borrower, is there any basis therefore) against or affecting the Borrower before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could prevent or hinder the consummation of the transactions contemplated hereby or call into question the validity of this Agreement, the Note or any other instrument provided for or contemplated by this Agreement or any action taken or to be taken in connection with the transactions contemplated hereby or thereby or which in any single case or in the aggregate might result in any material adverse change in the business, prospects, condition, affairs or operation of the Borrower or any material impairment of the right or ability of the Borrower to carry on its operations as now conducted or proposed to be conducted.

  The Borrower is not (and will not as a result of the execution, delivery or performance of this Agreement, be) in violation of any term of its organizational and governance documents, as now in effect. The Borrower is not (and will not as a result of the execution, delivery or performance of this Agreement, be) in violation of any term of any mortgage, indenture or judgment, decree or order, or any other instrument, contract or agreement applicable to it.

  (f) The Borrower has filed proper and accurate federal, foreign, state and local tax returns, reports and estimates for all years and periods for which any such returns, reports or estimates were required to be filed and has paid all taxes, assessments, impositions, fees and other governmental charges required to be paid in respect of the periods covered by any such returns, reports or estimates. There are in effect no waivers of applicable statutes of limitations for federal, state or local taxes for any period. The Borrower is not delinquent in the payment of any tax, assessment or governmental charge and the Borrower has not requested any extension of time within which to file any tax return, which return has not since been filed. No deficiencies for any tax, assessment or governmental charge have been asserted or assessed, and the Borrower does not know of any material liability or basis therefore.

  (g) The Borrower is in compliance with all requirements of federal, state and local law and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all Premises occupied by it, and, without limiting the foregoing, the Borrower has all the required franchises, licenses, permits, certificates and authorizations needed for the conduct of its business and the use of its properties and all Premises occupied by it, as now conducted, owned and used or as proposed to be conducted, owned and used. The Borrower has not received any notice, not heretofore complied with, from any federal, state or local authority or any insurance or inspection body that any of its properties, facilities, equipment or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law or any other requirement of any such authority or body. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the valid execution or delivery of, or for the performance by the Borrower of its obligations under this Agreement, the Note or any other instrument provided for or contemplated by this Agreement.

  (h) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System. The Borrower is primarily engaged in the business of real estate development and finance, and is experienced in such business.

  (i) The Borrower has good, clear record and marketable title in fee to such of its fixed assets as are real property, and good and merchantable title to all of its other assets now carried on its books, including those reflected on the balance sheets of the Borrower referred to in Section 6.01(l) hereof or acquired since the date of such balance sheets, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except as permitted under Section 7.03(b). The Borrower enjoys peaceful and undisturbed possession under any and all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

  (j) The Borrower has not incurred any accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor has the Borrower incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") established under ERISA (or any successor thereto) in connection with any employee benefit plan (or other class of benefit which the PBGC has elected to insure), and there have been no "reportable events" or "prohibited transactions" with respect to any such plan, as those terms are defined in Section 4043 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, respectively. The Borrower has no pension plans, profit-sharing plans or other employee benefit plans.

(k) The Borrower's principal place of business and chief executive office is located at 222 Smallwood Village Center, Waldorf, MD 20602.

  (l) None of the partners or executive officers of the Borrower or of Borrower's general partner is subject to any agreement in favor of any Person, other than the Borrower, which limits or restricts the Borrower's right to engage in the type of business activity conducted or proposed to be conducted by the Borrower or to use therein any property or confidential information.

  (m) The Borrower is not a party to any contract or agreement, the terms of which now has or, as far as can be foreseen, may have a material adverse effect on the financial condition, business or properties of the Borrower.

  (n) Neither this Agreement, nor the financial statements referred to herein, nor any certificate delivered pursuant to this Agreement, nor any other agreement, document, certificate or written statement furnished to the Lender or to the Lender's counsel by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact within the knowledge of any of the executive officers of the Borrower or its general partner which has not been disclosed herein or in writing by them to the Lender and which materially adversely affects, or in the future may, insofar as they can now foresee, materially adversely affect the business, properties assets or condition, financial or otherwise, of the Borrower.

  Section 7.02. Affirmative Covenants. Without limiting any other covenants and provisions hereof, the Borrower covenants and agrees that, so long as any Loan is outstanding or any obligation of the Borrower to the Lender, in any capacity, remains unpaid, or any commitment by the Lender to the Borrower is in effect:

  (a) The Borrower will pay the principal of and interest on the Note, together with all other charges, amounts and fees due hereunder, at the times and place and in the manner provided for herein, and will promptly pay when due any and all other amounts owing to the Lender hereunder in respect of fees or otherwise.

  (b) The Borrower will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or them, or upon its or their income or profits, or upon any properties belonging to it or them, prior to the date on which penalties or interest would attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings which serve as a matter of law to stay the enforcement of any remedy of the taxing authority or claimant and as to which the Borrower shall have set aside on its books adequate reserves. The Borrower will pay, in a timely manner, all lease obligations, all trade debt, purchase money obligations, equipment lease obligations and all of its other Indebtedness. The Borrower will fully, faithfully and punctually perform and fulfill all covenants and agreements under any leases of real estate, agreements relating to purchase money debt, equipment leases and other material contracts.

  (c) The Borrower will maintain commercial general liability insurance with responsible and reputable insurance companies or associations satisfactory to the Lender in such amounts and covering such risks as shall be satisfactory to the Lender from time to time, but in any event in amounts sufficient to prevent the Borrower from becoming a co-insurer and which shall in no event be less than the amount and coverage in effect on the date of this Agreement and as reflected in the certificates of insurance delivered by the Borrower to the Lender on the date hereof. All insurance herein provided for shall be in such form and written by such companies as may be satisfactory to the Lender and shall name Lender as an additional insured.

  (d) The Borrower will preserve and maintain its existence, rights, franchises and privileges and remain in good standing in the jurisdiction of its incorporation. The Borrower will qualify and remain qualified as a foreign limited partnership in any jurisdiction in which it maintains an office or other facility and in any other jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

  (e) The Borrower will comply with the requirements of all applicable laws, rules, regulations and the orders of any court or other tribunal or governmental or administrative authority or agency applicable to it or its business, property or assets.

  The Borrower will, at any reasonable time, and from time to time (and at any time following the occurrence of an Event of Default), permit the Lender, and any agents or representatives thereof, to examine and make copies of, and take abstracts from, the records and books of account of, and visit the properties of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with any of its managers, officers or directors and independent accountants, all of whom are hereby authorized and directed to cooperate with the Lender in carrying out the intent of this Agreement.

  The Borrower will periodically, but not less often than annually, provide the Lender with the Borrower's proposed development budget and schedule for the Property (and proposed budgets or pro-forma statements for any other activities of Borrower other than in connection with the Property), which shall describe in reasonable detail the costs, expenses and income projected to be incurred and/or derived, as the case may be, from the Borrower's activities. Lender's approval of the same will not be unreasonably withheld or delayed and, once approved, such budgets or schedules shall not be amended or modified without further approval from the Lender. The development budget and schedule dated as of June 30, 2002, and reflected on Schedule II hereto has been approved by Lender and is in effect as of the date hereof. The Borrower will keep proper and complete records and books of account in which complete entries will be made in accordance with GAAP consistently applied reflecting all financial transactions of the Borrower. True, correct and complete copies of such material will be made available to the Lender from time to time upon request.

  The Borrower will maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition, making all necessary repairs thereto and replacements thereof. The Borrower agrees that it will maintain and repair the Property and keep all of same in good and serviceable condition and in at least as good condition and repair as same were on the date hereof, or in such better condition and repair as same may have been put thereafter. The Borrower will not waste or destroy or suffer the waste or destruction of the Property or any part thereof. The Borrower will not use any of the Property in violation of any insurance thereon. In the event of damage to or destruction of all or any part of the Property from any cause, the Borrower shall repair, replace, restore and reconstruct the Property to the extent necessary to restore each portion of same to substantially its condition immediately prior to such damage or destruction, and this obligation shall not be limited by the amount of insurance proceeds available.

The Borrower will maintain experienced and competent professional senior management with respect to its business and properties.

The Borrower will conduct, in the ordinary course, the business in which it is presently engaged, and the Borrower will not enter into any other lines of business, businesses or ventures.

  The Borrower will at all times observe and perform in a timely and faithful manner all obligations and covenants of the Senior Loan Documents, and shall not at any time allow or suffer to exist any event or circumstance which, with the giving of notice or the passage of time, or both, could constitute a default or breach under the Senior Loan Documents or any of them. The Borrower shall deliver to Lender true and complete copies of notices received from the Senior Lender claiming a default or breach under the Senior Loan Documents or any of them.

  Section 7.03. Negative Covenants. The Borrower covenants and agrees that, so long as the Loan is outstanding or any obligation of the Borrower to the Lender, in any capacity, has not been fully performed or any commitment by the Lender to the Borrower is in effect:

(a) The Borrower will not create, incur, assume or suffer to exist, any Indebtedness, except for:

the Note;

the obligations under the Senior Loan Documents as amended through the date hereof (or any modification or refinancing thereof permitted under Sections 7.03(g) and 7.03(h));

Indebtedness of the Borrower for taxes, assessments and governmental charges or levies, if the same shall not at the time be delinquent and thereafter can be paid without interest or penalty;

unsecured current operating liabilities of the Borrower incurred upon customary terms in the ordinary course of Borrower's business;

Indebtedness to the Lender, whether arising hereunder or otherwise;

Indebtedness secured by a lien permitted pursuant to Section 7.03(b) hereof;

  (vii) Indebtedness to IGCLP for advances made by it to the Borrower from time to time in connection with the Property and the development thereof consistent with the Buyer's Contracts, provided such indebtedness is in all manner subject and subordinate to the Term Loan; and

(viii) Unsecured liability to a surety in connection with completion bonds (if any) issued in favor of the Senior Lender or the Buyer in connection with the development of the Property.

  (b) The Borrower will not create, incur, assume or suffer to exist, any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature (collectively, "Liens"), upon or with respect to any of its property or assets, now owned or hereafter acquired, except that the foregoing restrictions shall not apply to:

(i) Liens for taxes, assessments or governmental charges or levies on property of the Borrower if the same shall not at the time be delinquent and thereafter can be paid without interest or penalty;

  (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens, arising in the ordinary course of business for sums not yet due and payable, or which are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof (and for which acceptable security or bonds have been obtained and furnished to Lender) and Liens arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, social security, retirement benefits or similar legislation; or

  (iii) Liens in favor of Senior Lender that secure the loan by the Senior Lender pursuant to the Senior Loan Documents (or any modification or refinancing thereof permitted under Sections 7.03(g) and 7.03(h)).

  (c) The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any debtor or otherwise to assure any creditor against loss) in connection with any Indebtedness of any other Person, except (i) guaranties (if any) heretofore executed in favor of the Senior Lender in connection with the loan evidenced by the Senior Loan Documents, as amended through the date hereof (or any modification or refinancing thereof permitted under Sections 7.03(g) and 7.03(h)), (ii) guaranties by endorsement or similar transactions in the ordinary course of business, and (iii) liability of the Borrower to the Lender, under this Agreement or otherwise.

  (d) Subject to the provisions of Article IV hereof, the Borrower will not liquidate or dissolve, or merge or consolidate with any other Person (except for a merger or consolidation wherein the Borrower is the surviving entity), or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any item or items material to its business (whether now owned or hereafter acquired) included in the assets of the Borrower, or turn over the management of, or enter into a management contract with respect to, its properties, assets, rights or licenses.

  (e) The Borrower will not make any loan or advance to any Person or purchase or otherwise acquire, the capital stock, assets comprising the business of, or obligations of, or any interest in, any Person, except:

(i) evidences of Indebtedness issued or guaranteed by the United States of America which have a maturity of not more than one year from the date of acquisition;

  (ii) certificates of deposit, Note, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by the Lender or by any other bank organized in the United States having capital, surplus and undivided profits of at least $100,000,000, and interest-bearing accounts in the Lender or any such other bank; and

(iii) accounts in any "money market" mutual fund having total assets in excess of $100,000,000.

  (f) The Borrower will not establish any new pension or defined benefit plan or modify any such existing plan for employees subject to ERISA, which plan provides any benefits based on past service, without the advance consent of the Lender to the amount of the aggregate past service liability thereby created.

  (g) The Borrower will not prepay or refinance the obligations under the Senior Loan Documents without the prior written consent of Lender, except that Borrower may refinance the Senior Loan without Lender's prior written consent provided that the principal amount of the new indebtedness does not exceed the sum of (i) the amount necessary to pay to Senior Lender all amounts due and payable in respect of the Senior Loan (including without limitation principal, interest, charges and fees as provided in the Senior Loan Documents); (ii) amounts necessary to pay bona fide development and/or interest costs of the project described in the Buyer's Contracts consistent with the approved project budget from time to time; and (iii) amounts necessary to repay Working Capital Advances. If the principal amount of any refinancing of the Senior Loan (whether with the Senior Lender or another lender), or if other financing by Borrower or secured by the Borrower's property, exceeds the sum of clauses (i)-(iii) above, then all excess proceeds shall be paid to Lender and be applied pursuant to this Agreement (until the indebtedness evidenced hereby is paid in full).

  (h) Except as provided in paragraph (g) above, the Borrower will not modify, terminate, alter, or amend the Senior Loan Documents without in each and every case having obtained the prior written consent of Lender, which shall not be unreasonably withheld or conditioned. The Borrower will not modify, terminate, alter or amend the Buyer's Contracts without in each and every case having obtained the prior written consent of Lender, which shall not be unreasonably withheld or conditioned.

(i) The Borrower will not organize or form any new Subsidiaries, or become a member of any partnership or joint venture.

  (j) The Borrower will not write up (by creating an appraisal surplus or otherwise) the value of any assets of the Borrower above their cost to the Borrower less depreciation regularly allowable thereon.

  (k) The Borrower will not (i) declare or pay any cash dividends, (ii) purchase, redeem, retire or otherwise acquire for value any of its capital stock or partnership interests (or rights, options or warrants to purchase such shares) now or hereafter outstanding, or (iii) except as provided in Section 2.01, return, directly or indirectly, any capital to its partners, members or stockholders or make, directly or indirectly, any distribution of assets to its partners, members or stockholders.

  Except for the repayment of any Working Capital Advances as provided in Section 2.04(a), the Borrower will not enter into any transaction, including, without limitation, the purchase, sale or exchange of any property, or the rendering of any service, with any Affiliate, except in the ordinary course of, and pursuant to the reasonable requirements of, the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be obtained in a comparable arms'-length transaction with any Person not an Affiliate. As used herein, the term "Affiliate" includes (i) any officer or director of the Borrower, (ii) any Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Borrower, (iii) any Person which beneficially owns or holds five (5%) percent or more of any class of equity or debt securities of the Borrower, (iv) any entity in which the Borrower beneficially owns or holds five (5%) percent or more of any class of equity or debt securities, (v) any partnership in which the Borrower is a general partner; (vi) any general partner of the Borrower or (vii) any Person that is a relative of any Person described in subsections (i) through (vi) hereof . The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of voting securities, by contract or otherwise.

  The Borrower will not dispose of, or suffer or permit the disposal of, any hazardous material or oil on any site or vessel owned, occupied or operated by the Borrower; nor shall the Borrower suffer or permit to exist or store on any site or vessel owned, occupied or operated by the Borrower, or transport or arrange the transport of, any hazardous material or oil, except under valid permits and licenses and otherwise in compliance with all applicable laws and regulations. The Borrower shall provide the Lender with written notice of (i) any release or threat of release of any hazardous material or oil at or from any site or vessel owned, occupied or operated by the Borrower, and (ii) any incurrence of any expense or loss by any governmental authority in connection with the assessment, containment or removal of any hazardous material or oil for which expense or loss the Borrower may be liable.

ARTICLE VIII
FINANCIAL REPORTING REQUIREMENTS

  Section 8.01. Reporting Requirements. So long as any obligation of the Borrower to the Lender, in any capacity, shall remain unpaid, or any commitment by the Lender to the Borrower shall remain in effect, the Borrower shall furnish to the Lender:

  (a) As soon as available and in any event within thirty (30) days after the end of each month, internally prepared financial statements as of the end of such period, and for the period from the beginning of the then current fiscal year to the end of such period, certified by Borrower's President, General Partner or Chief Financial Officer as being prepared in accordance with sound financial practices and as being true and correct in all material respects;

  (b) As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the consolidated audited financial statements for such fiscal year for the Borrower, including therein balance sheets of the Borrower as at the end of such fiscal year and statements of income and retained earnings and cash flows for the Borrower for such fiscal year, setting forth in comparative form the correspondence figures for the preceding year. The annual financial statements shall be certified by independent certified public accountants selected by the Borrower and acceptable to the Lender and unqualified as to any limitations upon the auditor's ability to perform the audit in accordance with auditing standards generally accepted in the United States, so as to give reasonable assurance that the financial statements are free of material misstatement.

  (c) At the time of delivery of each annual statement of the Borrower and at the time of delivery of the monthly statement for the third, sixth and ninth months of each fiscal year of the Borrower, a certificate executed by the chief financial officer of the Borrower stating that he has reviewed this Agreement and has no knowledge of any default by the Borrower in the performance or observance of any of the provisions of this Agreement or, if he has such knowledge, specifying each such default and the nature thereof, which certificate shall be accompanied by a statement of such chief financial officer setting forth in reasonable detail the computation of Borrower's Cash Flow for the period in question.

(d) Not less than thirty (30) days after the beginning of each fiscal year, projections for the next following fiscal year, setting forth projected revenues, expenditures and results.

  (e) Immediately after the Borrower receives notice of the occurrence of each Event of Default and any event which, with the giving of notice or lapse of time or both, could constitute an Event of Default, a statement of the Borrower setting forth details of such Event of Default or event and the action which the Borrower proposes to take with respect thereto.

  (f) Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower.

  (g) Promptly after receipt, a copy of all audits or reports submitted to the Borrower by independent public accountants in connection with any annual, special or interim audits of the books of the Borrower and any letter of comments directed by such accountants to the management of the Borrower.

  (h) As soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know that any event which would constitute a reportable event under Section 4043(b) of Title IV of ERISA with respect to any employee pension or other benefit plan subject to such Title has occurred, or that the PBGC or the Borrower has instituted or will institute proceedings under such Title to terminate such plan, a certificate of the chief financial officer of the Borrower, setting forth details as to such reportable event and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such reportable event which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute such proceedings, or any notice to the PBGC that the plan is to be terminated, as the case may be. The Borrower shall furnish to the Lender (or cause the plan administrator to furnish to the Lender) the annual report for each plan covered by Title IV and filed with the PBGC not later than ten (10) days after such report has been filed with the PBGC.

(i) Promptly after the Borrower has knowledge thereof, written notice of:

(i) termination or potential termination of any consent, license, permit or franchise which is material to the conduct of the business of the Borrower;

(ii) any material loss, damage or destruction to or of any property or assets of the Borrower (regardless of whether the same is covered by insurance);

(iii) any material controversy on the part of the Borrower with its employees or with any labor organization; and

(iv) any other material development adversely affecting the Borrower or its business, properties, assets or condition, financial or otherwise.

  (j) Promptly upon the occurrence of any change in any of the present general partner of the Borrower (or in the general partner or officers, members, managers or directors of any current or future general partner), a notice of such change.

(k) Such other information respecting the financial condition, operations, Receivables, Inventory, machinery or equipment of the Borrower as the Lender may from time to time reasonably request.

ARTICLE IX
DEFAULT AND REMEDIES

Section 9.01. Events of Default. The occurrence of any one of the following events shall constitute an Event of Default hereunder:

  (a) The Borrower shall fail to make any payment of principal of or interest required under this Agreement, the Note or any other obligation in respect thereof on or before the date when due and beyond any applicable grace period or shall fail to pay any fees or reimbursement obligation under this Agreement on the date when due or beyond any applicable grace period; or

  (b) Any representation or warranty of the Borrower contained herein shall at any time prove to have been incorrect in any material respect when made or any representation or warranty made by the Borrower in connection with the execution and delivery of this Agreement or any other instrument, document, certificate or statement executed and delivered in connection with the Loan shall at any time prove to have been incorrect in any material respect when made; or

  (c) Any representations or warranty of the Guarantors contained in any of the Loan Documents shall at any time prove to have been incorrect in any material respect when made or any representation or warranty made by either Guarantors in connection with the execution and delivery of any instrument, document, certificate or statement executed an delivered in connection with the Term Loan shall at any time prove to have been incorrect in any material respect when made, or IBC shall fail to maintain and satisfy the financial covenants set forth in section 9(d) of the IBC Guaranty;

  (d) The Borrower shall default in the performance or observance of any agreement or obligation under Sections 7.02 (b), (c), (e), (g), (h), (i) and (j) and under Article VIII and such default shall continue unremedied for five (5) days after notice thereof shall have been given by the Lender to the Borrower (which 5-day period shall be extended for such additional time, not to exceed 30 days in the aggregate, if such time is reasonably required (despite diligent and continuous effort) to effect a cure); or

  (e) The Borrower shall default in the performance of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for ten (10) days after notice thereof shall have been given by the Lender to the Borrower (which 10-day period shall be extended for such additional time, not to exceed 30 days in the aggregate, if such time is reasonably required (despite diligent and continuous effort) to effect a cure); or

  (f) Any default on the part of the Borrower shall exist, and shall remain unwaived or uncured beyond the expiration of any applicable notice and/or grace period, under any note, contract, agreement or understanding now existing or hereafter entered into with or for the benefit of the Lender in any capacity or capacities; or

  (g) Any default shall exist and remain unwaived or uncured with respect to any Indebtedness of the Borrower, or any such Indebtedness shall not have been paid when due, whether by acceleration or otherwise, or shall have been declared to be due and payable prior to its stated maturity, or any event or circumstance shall occur which permits, or with the lapse of time or giving of notice or both would permit, the acceleration of the maturity of any such The Borrower shall be dissolved, or the Borrower shall become insolvent or file a petition pursuant to 11 U.S.C. Section 101 et seq. or shall cease paying its debts as they mature or shall make an assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed for the Borrower or for a substantial part of its property, or bankruptcy, reorganization, arrangement, insolvency or similar proceedings shall be instituted against the Borrower under the laws of any jurisdiction and such proceedings shall not be dismissed or stayed within ninety (90) days of the commencement thereof; or

  (h) Any writ, attachment, execution or similar process shall be issued or levied against the Borrower or any of its property and such writ, attachment, execution or similar process shall not be paid, released, vacated or fully bonded within fifteen (15) days after its issue or levy; or

  (i) The Borrower shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan (or other class of benefit which the PBGC has elected to insure) or any such plan shall be the subject of termination proceedings (whether voluntary or involuntary); or

  (j) The Borrower shall suffer substantial loss, theft, taking, damage or destruction to or of any of its property which either (i) is uninsured or (ii) if insured, nonetheless would have a material adverse effect upon the business, prospects, operations or financial condition of the Borrower; or

  (k) There shall be entered against the Borrower any final uninsured judgment which, singly or with any other final uninsured judgment or judgments against the Borrower then remaining unpaid, exceeds $100,000, which remains unpaid for a period of thirty (30) days.

  Section 9.02. Rights and Remedies on Default. Upon the occurrence of any Event of Default and at any time thereafter, in addition to any other rights and remedies available to the Lender hereunder or otherwise, the Lender may exercise any one or more of the following rights and remedies (all of which shall be cumulative):

  (a) Declare the entire unpaid principal amount of the Note then outstanding, all interest accrued and unpaid thereon and all other amounts payable under this Agreement, and all other Indebtedness of the Borrower to the Lender, to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

  (b) Enforce the provisions of this Agreement by legal proceedings for the specific performance of any covenant or agreement contained herein or for the enforcement of any other appropriate legal or equitable remedy, and the Lender may recover damages caused by any breach by the Borrower of the provisions of this Agreement, including court costs, reasonable attorneys' fees and other costs and expenses incurred in the enforcement of the obligations of the Borrower hereunder.

  (c) Exercise all rights and remedies hereunder, under each of the Note, the Security Instruments and under any other agreement with the Lender; and exercise all other rights and remedies which the Lender may have under applicable law.

  Section 9.03. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, the Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, all of which are hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Lender to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Lender under this Agreement or otherwise, irrespective of whether or not the Lender shall have made any demand hereunder and although said obligations or liabilities, or any of them, may then be contingent or unmatured and without regard for the availability or adequacy of other collateral. The Borrower also grants to the Lender a security interest with respect to all its deposits and all securities or other property in the possession of the Lender from time to time, and, upon the occurrence of any Event of Default, the Lender may exercise all rights and remedies of a secured party under the Uniform Commercial Code.

ARTICLE X
FURTHER RIGHTS OF THE LENDER

  Section 10.01. Right to Cure. In the event that the Borrower shall fail to purchase or maintain insurance, to pay any tax, assessment, government charge or levy, except as the same may be otherwise permitted hereunder, or in the event that any lien, encumbrance or security interest prohibited hereby shall not be paid in full or discharged, or in the event that the Borrower shall fail to pay or comply with any other obligation hereunder, the Lender may, but shall not be required to, pay, satisfy, perform, discharge or bond the same for the account of the Borrower, and all moneys so paid by the Lender shall be payable on demand and shall bear interest at the maximum rate in effect and permitted by this Agreement.

ARTICLE XI
MISCELLANEOUS

  Section 11.01. No Waiver; Cumulative Remedies. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or otherwise available to the Lender. The Lender's remedies may be exercised without resort or regard to any other source of satisfaction of any liabilities of the Borrower to the Lender. The provisions of this Agreement are not in derogation or limitation of any obligations, liabilities or duties of the Borrower under the Security Instruments or any other agreement with or for the benefit of the Lender. No inconsistency in default provisions between this Agreement and the Security Instruments or any such other agreement will be deemed to create any additional grace period or otherwise derogate from the express terms of each such default provision. No covenant, agreement or obligation of the Borrower contained herein, nor any right or remedy of the Lender contained herein, shall in any respect be limited by or be deemed in limitation of any inconsistent or additional provisions contained in the Security Instruments or any such other agreement.

  Section 11.02. Amendments, Waivers and Consents. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by a statement in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought. Any waiver or consent may be given subject to satisfaction of conditions stated herein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

  Section 11.03. Addresses for Notices, etc. Except as otherwise expressly provided hereunder, all notices, requests, demands and other communications provided for hereunder shall be in writing and shall be mailed or telegraphed or delivered to the applicable party at the address indicated below:

  If to the Borrower:

  Brandywine Investment Associates, L.P.

  c/o Interstate General Company, L.P.

  222 Smallwood Village Center

  Waldorf, MD 20602

  Attn: James J. Wilson, Chairman

  Mark Augenblick, President

  Phone: 301-843-7333

With a copy to: Covington & Burling 1201 Pennsylvania Avenue, N.W. Washington, D.C. 20004 Attn: Alfred H. Moses, Esq. Phone: 202-662-5196

If to the Lender: TJJ Corp. c/o CRES Development Company, Inc. 50 Salem Street Lynnfield, MA 01940 Attn: Mr. Bruce Gorsky Phone: 781-246-3860

With a copy to: Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 Attn: Stephen T. Langer, Esq. Phone: 617-542-6000

  or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. Any such notice, request, demand or other communication shall be effective upon delivery or upon refusal of delivery by the addressee, as the case may be.

  Section 11.04. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses (including, without limitation, reasonable legal fees) reasonably incurred by the Lender in connection with the preparation, execution and delivery of this Agreement, the Note and all other instruments and documents to be delivered hereunder and any amendments or modifications of any of the Loan Documents, or in connection with the examination, review or administration of any of the foregoing, as well as the costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel) incurred by the Lender in connection with interpreting, administering, preserving, enforcing or exercising any rights or remedies under this Agreement, the Note and all other instruments and documents to be delivered hereunder, all whether or not legal action is instituted. In addition, the Borrower shall be obligated to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Note and all other instruments and documents to be delivered hereunder, and the Borrower agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. Any fees, expenses or other charges which the Lender is entitled to receive from the Borrower hereunder shall bear interest until paid at a rate per annum equal to the maximum rate in effect and permitted by this Agreement.

  Section 11.05. Representations and Warranties. All covenants, agreements, representations and warranties made herein or in other documents delivered by or on behalf of the Borrower pursuant to or in connection with this Agreement are material and shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by the Lender, and shall survive the making of the Term Loan as herein contemplated, and shall continue in full force and effect so long as the Term Loan or other amounts due under this Agreement remain outstanding and unpaid. All statements contained in any certificate or other paper delivered to the Lender at any time by or on behalf of the Borrower pursuant hereto shall constitute representations and warranties by the Borrower hereunder.

  Section 11.06. Binding Effect; Assignment. This Agreement shall be binding upon the Borrower and the Lender and their respective successors and assigns. The Borrower may not assign this Agreement or any rights hereunder without the express written consent of the Lender. The Lender may, in accordance with applicable law, from time to time assign or grant participations in this Agreement, the Term Loan and/or the Note.

  Section 11.07. Reproduction of Agreement. This Agreement and all other instruments, documents and papers which relate thereto which have been or may be hereafter furnished to the Lender may be reproduced by the Lender or Borrower by any photographic, photostatic, micro-card, miniature photographic, xerographic, or similar process, and the Lender may destroy the original from which any document was so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

  Section 11.08. Consent to Jurisdiction. The Borrower irrevocably submits to the non-exclusive jurisdiction of any Massachusetts court or any federal court sitting within The Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this Agreement. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

  Section 11.09. Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

  Section 11.10. Severability. In the event that any provision of this Agreement or the application thereof to any Person, property or circumstances shall be held to any extent to be invalid or unenforceable, the remainder of this Agreement, and the application of such provision to Persons, properties or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

Section 11.11. Single Purpose Entity Provisions. For so long as the Loan, or any obligation on the part of Borrower on account of the Loan, shall remain unsatisfied, the Borrower:

  (a) will not amend, modify or otherwise change its limited partnership agreement or certificate of limited partnership without the prior written consent of Lender, which approval shall not be unreasonably withheld or delayed;

  (b) will not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any person;

(c) has not and will not guarantee, pledge its assets for the benefit of, or otherwise become liable for or in connection with, any obligation of any person or entity other than the Senior Lender;

(d) has not owned and will not own any asset or interest other than the Property;

(e) has not engaged and will not engage, directly or indirectly, in any business other than the ownership and development for sale of the Property;

  (f) has not entered into and will not enter into any contract or agreement with any of its officers, principals, employees, members or affiliates or any affiliate of any of the foregoing except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties;

  (g) except for the Senior Loan and those liabilities incurred by Borrower in the ordinary course of its business, has not incurred, assumed or created and will not incur, assume or create any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation);

(h) has not made, and will not make, any loans or advances to any third party (including any affiliate);

(i) is and will be, solvent and pay its debt from its assets as the same shall become due, except for those being contested in good faith by appropriate proceedings;

(j) has done or caused to be done and will do all things necessary to preserve its existence;

(k) will conduct and operate its business as presently, and as presently contemplated to be, conducted and operated;

(l) has maintained and will maintain financial statements, books and records and bank accounts separate from those of its affiliates;

(m) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate thereof);

(n) will file its own tax returns;

(o) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(p) will not seek the dissolution or winding up, in whole or in part, of itself;

(q) will not commingle its funds and other assets with those of any affiliate or any other person;

(r) has maintained, and will maintain, its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify such assets from those of any affiliate or any other person;

(s) has not, and will not, hold itself out to be responsible for the debts or obligations of any other person (including any affiliate);

(t) will not do any act which would make it impossible to carry on its ordinary business;

(u) will not sell, transfer, pledge, hypothecate, encumber or otherwise dispose of any part of the, except as expressly allowed by this Agreement;

(v) will not hold title to its assets other than in its name;

  (w) will not institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking, or consent to, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any applicable federal or state law relating to bankruptcy or insolvency; of itself or a substantial part of its property, or of all or any part of the rents, revenues, issues, earnings, profits or income thereof; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any action in furtherance of any such action; and

(x) will not acquire any stock or assets of, or form a partnership, joint venture or other entity with, any person without Lender's prior written approval.

  Section 11.12. Headings. Article and Section headings in this Agreement and the cover page and table of contents preceding this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

  Section 11.13. WAIVER OF TRIAL BY JURY. THE BORROWER HEREBY EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER, CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF, A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE SECURITY INSTRUMENTS.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as an instrument under seal, by their respective officers thereunto duly authorized as of the date first above written.

WITNESS: BRANDYWINE INVESTMENT ASSOCIATES LIMITED PARTNERSHIP

  By: St. Charles Associates Limited Partnership, its general partner

  By: Interstate General Company, L.P.,

  its general partner

  By: Interstate General Management Corporation

  ________/s/______________ By: /s/

  Name: J. Michael Wilson Name: Paul Dillon

  Title: Vice President

WITNESS: TJJ CORPORATION _________/s/______________ By: ________/s/______________ Name: Helen P. Girard Name: Bruce Gorsky Title: President